FELDHAKE,  AUGUST  &  ROQUEMORE  LLP
       Attorneys  at  Law

                                                                   IRVINE OFFICE
                                                       Newport Gateway, Tower II
                                                19900 MacArthur Blvd., Suite 850
                                                       Irvine, California  92612
                                                        Telephone (949) 553-5000
                                                        Facsimile (949) 553-5098

                                                               SAN  DIEGO OFFICE
                                                          Koll Center, Suite 750
                                                               501 West Broadway
                                                    San Diego, California  92101
                                                       Telephone (619)  696-6788
                                                      Facsimile  (619)  696-8685

                                                       Respond To  Irvine Office

                                 October 5, 2000


Mr.  Jack  Tortorice,  President
Worldwide  Wireless  Networks,  Inc.
770  The  City  Drive,  Suite  3400
Orange,  CA  92868

     Re:     Legality  of  Shares  Being  Registered

Dear  Mr.  Tortorice:

     We refer to Amendment No. 1 to Registration Statement No. 333-42774 on Form SB-2 (the "Registration Statement") of Worldwide Wireless Networks, Inc., a
Nevada corporation (the "Company"), relating to the offer and sale of up to 10,970,060 shares of $0.001 par value common stock (the "Common Stock") to be offered for resale by the several selling stockholders named in the Registration Statement (the "Selling Stockholders").

     For the purpose of rendering the opinions set forth herein, we have examined the Registration Statement and such other of the Company's documents and records as we have deemed necessary to enable us to express our opinions set forth below.

     In our examination of these items, we have assumed: (i) the genuineness of all signatures appearing on such documents or instruments; (ii) the legal capacity of all natural persons who have signed documents submitted to us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity with the original of all documents submitted to us as certified, telecopied, photostatic or reproduced copies; (v) the authenticity of the originals of all such documents; (vi) the due, binding and valid authorization by the appropriate executive officers of the Company of all actions purported to be taken by the Company in connection with the execution, delivery, and/or performance of all such documents or instruments; and (vii) the due, binding and valid authorization, execution and delivery of all documents and instruments submitted to us in connection with our review.

                         FELDHAKE, AUGUST & ROQUEMORE LLP

                                                             Mr. Jack Tortorice
                                               Worldwide Wireless Networks, Inc.
                                                              September 11, 2000
                                                                         Page  2


     Based upon the foregoing, we are of the opinion that the common stock being offered by the Selling Stockholders as described in the Registration Statement will be, when issued as described therein, or, upon the exercise of warrants or convertible debentures in accordance with their terms, legally issued, fully paid and nonassessable.

                              Very  truly  yours,

                              FELDHAKE,  AUGUST  &  ROQUEMORE,  LLP

                          /s/ Kenneth  S.  August
                              -------------------
                              Kenneth  S.  August,  Esq.

KSA:rn

cc:  Jerry  Collazo
     Thomas  Rotert,  Esq.
     Robert  J.  Feldhake,  Esq.